SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2007

OTTAWA SAVINGS BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51367	20-3074627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

925 LaSalle Street, Ottawa, IL	61350
(Address of principal executive offices)	(Zip Code)

(815) 433-2525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 23, 2007, the Board of Directors of Ottawa Savings Bancorp, Inc. (the “Company”) approved the freezing of the Company’s defined benefit pension plan (the “Plan”), effective April 1, 2007. The plan provides benefits to eligible employees based on a participant’s years of benefit service and a participant’s highest five consecutive years of compensation.

Effective with the freeze, each active participant’s pension benefit will be determined based on a participant’s compensation and period of employment as of March 31, 2007. Compensation and employment after that date will not be taken into account.

In conjunction with the freeze, the Company plans on increasing its match of employee contributions in the current 401(k) defined contribution plan (“401(k) plan”) to up to 6% of an employee’s salary, up from 2.5%. Additionally, the Company plans on increasing the maximum amount of voluntary deferrals under the 401(k) plan from 15% to 75% of an employee’s salary.

As a result of the freeze, the Company expects to reduce its annual compensation expense by approximately $250,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

OTTAWA SAVINGS BANCORP, INC.

Date: March 1, 2007	By:	/s/ Gary L. Ocepek
Gary L. Ocepek
President and Chief Executive Officer